Exhibit 1.1

INTERCONTINENTALEXCHANGE GROUP, INC.

$600,000,000

2.50% Notes due 2018

$800,000,000

4.00% Notes due 2023

UNDERWRITING AGREEMENT

October 1, 2013

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Wells Fargo Securities, LLC

Underwriting Agreement

October 1, 2013

MERRILL LYNCH, PIERCE, FENNER & SMITH

                        INCORPORATED

One Bryant Park

New York, NY 10036

WELLS FARGO SECURITIES, LLC

550 South Tryon Street

Charlotte, NC 28202

        As Representatives of the several Underwriters

Ladies and Gentlemen:

Introductory. IntercontinentalExchange Group, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $600,000,000 aggregate principal amount of the Company’s 2.50% Notes due 2018 (the “2018 Notes”) and $800,000,000 aggregate principal amount of the Company’s 4.00% Notes due 2023 (the “2023 Notes” and, collectively with the 2018 Notes, the “Notes”). Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Notes.

The offering of the Notes is being conducted in connection with the series of successive merger transactions contemplated by the merger agreement, as amended and restated on March 19, 2013, between the Company, NYSE Euronext (“NYSE”), IntercontinentalExchange, Inc. (“ICE”), Braves Merger Sub, Inc. and Baseball Merger Sub, LLC (“Baseball Merger Sub”) (the “Merger Agreement”), pursuant to which ICE and NYSE will become wholly-owned subsidiaries of the Company (the “Merger”).

The Notes will be fully and unconditionally guaranteed (the “Guarantees”) by each of ICE and Baseball Merger Sub (the “Guarantors”) as to payment of principal, premium, if any, and interest. The Guarantees are subject to release under certain circumstances as described in the Disclosure Package (as defined in Section 1(b) below) and the Prospectus (as defined below).

The Notes will be issued pursuant to an indenture, dated as of October 8, 2013 (the “Base Indenture”), between the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Certain terms of the Notes will be established pursuant to a supplemental indenture (the “Supplemental Indenture”) to the Base Indenture (together with the

Base Indenture, the “Indenture”). The Notes will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depository”), pursuant to a Letter of Representations, to be dated on or before the Closing Date (as defined in Section 2) (the “DTC Agreement”).

The Company and the Guarantors have prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-191062), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of debt securities, including the Notes and the Guarantees, under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” The term “Prospectus” shall mean the final prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed (the “Execution Time”) by the parties hereto. The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b). Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to 4:40 p.m. on October 1, 2013 (the “Initial Sale Time”). All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

On the Closing Date, the Company shall enter into an escrow agreement (the “Escrow Agreement”) with the Trustee, who shall also act as escrow agent (the “Escrow Agent”). Pursuant to the Escrow Agreement, the Company will deposit, or cause to be deposited, into an escrow account (the “Escrow Account”) cash and/or U.S. government obligations (collectively with the Escrow Account and any other securities from time to time held therein, the “Escrowed Property”) equal to the net proceeds of the offering of the Notes and an additional amount of cash and/or U.S. government obligations such that the aggregate amount of cash and/or U.S. government obligations in the Escrow Account is equal on the Closing Date to 101% of the principal amount of the Notes plus the amount of interest which will accrue from the Closing Date to, but excluding, April 3, 2014. The Escrowed Property will be held by the Escrow Agent in accordance with the terms and provisions set forth in the Escrow Agreement, and released in accordance with the conditions set forth therein (the “Escrow Release Conditions”), as described in the Disclosure Package (as defined in Section 1(b) below) and the Prospectus (the date of such release, the “Escrow Release Date”). If the Escrow Release Conditions are not satisfied on or before March 31, 2014, the Company will be required to redeem the Notes at the applicable Escrow Redemption Price (as defined in the Indenture) pursuant to the terms of the Indenture and the Escrow Agreement.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, after the Initial Sale Time.

Each of the Company and the Guarantors hereby confirms its agreements with the Underwriters as follows:

SECTION 1. Representations and Warranties of the Company and the Guarantors.

Each of the Company and the Guarantors hereby jointly and severally represents, warrants and covenants to each Underwriter as of the date hereof, as of the Initial Sale Time and as of the Closing Date (in each case, a “Representation Date”), as follows:

a) Compliance with Registration Requirements. Each of the Company and the Guarantors meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the best of each of the Company’s and the Guarantors’ knowledge, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

At the respective times the Registration Statement and any post-effective amendments thereto became effective and at each Representation Date, the Registration Statement and any post-effective amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Date, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company and the Guarantors in writing by any of the Underwriters through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 9(b) hereof.

Each Preliminary Prospectus and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the Securities Act.

b) Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus dated October 1, 2013, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Annex I hereto and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Initial Sale Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company and the Guarantors by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 9(b) hereof.

c) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act, and (ii) did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

d) Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time the Company, the Guarantors or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Notes or the Guarantees in reliance on the exemption of Rule 163 of the Securities Act, and (iii) as of the Execution Time, each of the Company and the Guarantors was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that automatically became effective not more than three years prior to the Execution Time; neither the Company nor the Guarantors has received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and neither the Company nor the Guarantors has otherwise ceased to be eligible to use the automatic shelf registration form.

e) Not an Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), each of the Company and the Guarantors was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that each of the Company and the Guarantors be considered an Ineligible Issuer.

f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Notes under this Agreement or until any earlier date that the Company or the Guarantors notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicts or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus the Company or the Guarantors will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company and the Guarantors by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 9(b) hereof.

g) Distribution of Offering Material By the Company and the Guarantors. Each of the Company and the Guarantors has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Annex I hereto or any road show or other communications reviewed and consented to by the Representatives and listed on Annex II hereto (each, an “Additional Communication”). Each such Additional Communication, when taken together with the Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

h) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

i) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantors.

j) Authorization of the Indenture. The Indenture has been duly authorized, and at the Closing Date will have been duly executed and delivered by each of the Company and the Guarantors and, when duly authorized, executed and delivered by the Trustee, will constitute a valid and binding agreement of each of the Company and the Guarantors, enforceable against each of the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

k) Authorization of the Notes. The Notes to be purchased by the Underwriters from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

l) Authorization of the Guarantees. The Guarantees are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by each of the Guarantors and, when the Notes have been authenticated in the manner provided for in the Indenture and duly endorsed, will constitute a valid and binding obligation of each of the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

m) Authorization of the Escrow Agreement. The Escrow Agreement has been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company and, when duly authorized, executed and delivered by the Trustee and the Escrow Agent, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. When duly executed and delivered to the Escrow Agent and the Trustee at the Closing Date, the Escrow Agreement will grant and create a valid and enforceable perfected first-priority security interest in the Escrowed Property in favor of the Trustee to secure the obligations under the Notes.

n) Description of the Notes, the Guarantees, the Indenture and the Escrow Agreement. The Notes, the Guarantees, the Indenture and the Escrow Agreement conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

o) Accuracy of Statements. The statements in each of the Disclosure Package and the Prospectus under the captions “Description of Notes,” “Description of Securities” and “Material U.S. Federal Income Tax Consequences”, in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present and summarize, in all material respects, the matters referred to therein.

p) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package, since December 31, 2012, (i) neither ICE nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and (ii) there has not been any change in the capital stock, short-term debt or long-term debt of ICE or any of its subsidiaries that is material to ICE and its subsidiaries, taken as a whole, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, business, financial position, stockholders’ equity or results of operations of ICE and its subsidiaries, taken as a whole (any such change is called a “Material Adverse Change”)

q) Independent Accountants. Ernst & Young LLP, who have expressed their opinion with respect to ICE’s audited financial statements for the fiscal years ended December 31, 2012, 2011 and 2010 incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, are independent public accountants with respect to ICE and the Company as required by the Securities Act and the Exchange Act and are an independent registered public accounting firm with the Public Company Accounting Oversight Board.

r) Preparation of the Financial Statements. The historical financial statements of ICE (the “ICE Financial Statements”) together with the related schedules and notes thereto incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly, in all material respects, the consolidated financial position of ICE and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The historical financial statements of the Company (the “Company Financial Statements”) together with the related schedules and notes thereto incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements comply in all material respects as to form with the accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. Except as otherwise included in the Registration Statement, no other financial statements are required to be included in the Registration Statement. The selected financial data and the summary financial information of ICE and its subsidiaries included in the Preliminary Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements of ICE and its subsidiaries. The unaudited pro forma condensed combined financial statements combining the historical financial statements of ICE and NYSE and the related schedules and notes thereto incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly, in all material respects, the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

s) Incorporation and Good Standing of the Company and the Guarantors. Each of the Company, the Guarantors and ICE’s significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X, the “Significant Subsidiaries”) has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization and has all corporate or other power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and, in the case of each of the Company and the Guarantors, to enter into and perform its obligations under this Agreement, the Indenture, the Notes, the Guarantees and the Escrow Agreement, as applicable. Each of the Company, the Guarantors and the Significant Subsidiaries is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, have a material adverse effect (i) the general affairs, management, business, financial position, stockholders’ equity or results of operations of ICE and its subsidiaries, taken as a whole or (ii) the ability of the Company or the Guarantors to perform their respective obligations under, and consummate the transactions contemplated by, this Agreement, the Indenture, the Notes, the Guarantees, and the Escrow Agreement, as applicable, (each, a “Material Adverse Effect”). All of the issued and outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by ICE, directly or through one or more subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. ICE does not have any subsidiary not listed on Exhibit 21 to the Annual Report on Form 10-K which is required to be so listed.

t) Capitalization and Other Capital Stock Matters. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Disclosure Package and Prospectus.

u) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. None of the Company, the Guarantors or any of the Significant Subsidiaries is (i) in violation or in default (or, with the giving of notice or lapse of time or both, would be in default) (“Default”) under its articles of incorporation, charter or by-laws (or other analogous organizational documents), (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company, the Guarantors or any of their respective subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company, the Guarantors or any of their respective subsidiaries is subject (each, an “Existing Instrument”) or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, the Guarantors or any of their respective subsidiaries or any of their respective properties, as applicable, except, with respect to clauses (ii) and (iii) only, for such Defaults or violations as would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Company’s and the Guarantors’ execution, delivery and performance (as applicable) of this Agreement, the Indenture, the Notes, the Guarantees and the Escrow Agreement and consummation of the transactions contemplated hereby and thereby (i) have been duly authorized by all necessary corporate action and will not result in any Default under the articles of incorporation, charter or by-laws (or other analogous organizational documents) of the Company, the Guarantors or any of their respective subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Guarantors or any of their respective subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, other than any lien, charge or encumbrance created by the Indenture and the Escrow Agreement, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company, the Guarantors or any of their respective subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, the Guarantors or any of their respective subsidiaries or any of their respective properties, except, with respect to clauses (ii) and (iii) only, as would not, individually or in the aggregate, have a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s or the Guarantors’ execution, delivery or performance of this Agreement, the Indenture, the Notes, the Guarantees and the Escrow Agreement or consummation of the transactions contemplated hereby except such as (1) have been obtained or made by the Company and the Guarantors, as applicable, and are in full force and effect under the Securities Act or (2) may be required under applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority (the “FINRA”). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) issued by the Company or the Guarantors, the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Guarantors or any of their respective subsidiaries.

v) No Material Actions or Proceedings. Except as disclosed in the Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s and the Guarantors’ knowledge, threatened to which the Company, the Guarantors or any of their respective subsidiaries is a party or of which any of the properties of the Company, the Guarantors or any of their respective subsidiaries are subject which, if determined adversely, would, individually or in the aggregate, have a Material Adverse Effect.

w) Labor Matters. No dispute with the employees of the Company, the Guarantors or any of their respective subsidiaries exists that would, individually or in the aggregate, have a Material Adverse Effect.

x) Intellectual Property Rights. Except as set forth in the Disclosure Package and the Prospectus, to the best of the Company’s and the Guarantors’ knowledge, the Company, the Guarantors and their respective subsidiaries own or possess a valid right to use all patents, trademarks, service marks, trade names, copyrights, patentable inventions, trade secret, know-how and other intellectual property (collectively, the “Intellectual Property”) used by the Company, the Guarantors or their respective subsidiaries in, and material to, the conduct of the Company’s, the Guarantors’ or their respective subsidiaries’ business as now conducted. Except as set forth in the Disclosure Package and the Prospectus, there is no known material infringement by third parties of any of the Company’s or the Guarantors’ Intellectual Property and there are no legal or governmental actions, suits, proceedings or claims pending or, to the best of the Company’s and the Guarantors’ knowledge, threatened, against the Company or the Guarantors (i) challenging the Company’s or the Guarantors’ rights in or to any Intellectual Property, (ii) challenging the validity or scope of any Intellectual Property owned by the Company or the Guarantors, or (iii) alleging that the operation of the Company’s or the Guarantors’ business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of a third party, and the Company and the Guarantors are unaware of any facts which would form a reasonable basis for any such claim, except, with respect to clause (iii) only, as would not, individually or in the aggregate, have a Material Adverse Effect.

y) All Necessary Permits, etc. The Company, the Guarantors and each Significant Subsidiary possess such valid and current certificates, authorizations, permits, licenses, approvals, consents and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except as would not, individually or in the aggregate, have a Material Adverse Effect, and none of the Company, the Guarantors or any Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, permit, license, approval, consent or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

z) Title to Properties. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company, the Guarantors and each of their respective subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(r) above (or elsewhere in the Disclosure Package and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as would not, individually or in the aggregate, have a Material

Adverse Effect. The real property, improvements, equipment and personal property held under lease by the Company, the Guarantors or any of their respective subsidiaries are held under valid and enforceable leases, with such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

aa) Tax Law Compliance. The Company, the Guarantors and their respective subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings, except where a default to make such filings or payments would not, individually or in the aggregate, have a Material Adverse Effect. The Company and ICE have made appropriate provisions in the applicable financial statements referred to in Section 1(r) above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company, ICE or any of their respective subsidiaries has not been finally determined.

bb) Company and the Guarantors Not Investment Companies. Each of the Company and the Guarantors is not, and after receipt of payment for the Notes and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”).

cc) Insurance. The Company, the Guarantors and their respective subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks, in each case, as are customary for their businesses, except where the failure to maintain such insurance would not, individually or in the aggregate, have a Material Adverse Effect.

dd) No Price Stabilization or Manipulation. Each of the Company and the Guarantors has not taken and will not take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company or the Guarantors to facilitate the sale or resale of the Notes.

ee) No Unlawful Contributions or Other Payments. None of the Company, the Guarantors, any of their respective subsidiaries or, to the best of the Company’s and the Guarantors’ knowledge, any director, officer, agent, employee or affiliate of the Company, the Guarantors or any of their respective subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of either (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (ii) the U.K. Bribery Act 2010 (the “Bribery Act”), and the Company, the Guarantors, their respective subsidiaries and, to the best of the Company’s and the Guarantors’ knowledge, their respective affiliates have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

ff) No Conflict with Money Laundering Laws. The operations of the Company, the Guarantors and their respective subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Guarantors or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the best of the Company’s and the Guarantors’ knowledge, threatened.

gg) No Conflict with OFAC Laws. None of the Company, the Guarantors, any of their respective subsidiaries or, to the knowledge of the Company or the Guarantors, any director, officer, agent, employee, affiliate or representative of the Company, the Guarantors or any of their respective subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of the Guarantors located, organized or resident in a country or territory that is the subject of Sanctions; and neither the Company nor the Guarantors will directly or indirectly use the proceeds of the sale of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

hh) Compliance with Environmental Laws. Except as otherwise disclosed in the Disclosure Package and the Prospectus, there is no claim pending or, to the knowledge of the Company or the Guarantors, threatened under any Environmental Law (as defined below) against the Company, the Guarantors or any of their respective subsidiaries that would have, individually or in the aggregate, a Material Adverse Effect, and there are no past or present actions or conditions which are, individually or in the aggregate, reasonably likely to form the basis of any such claim under existing Environmental Law against the Company, the Guarantors or any of their respective subsidiaries that would, individually or in the aggregate, have a

Material Adverse Effect. The term “Environmental Law” means any federal, state, local or foreign law, regulation, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

ii) Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company, the Guarantors or any of their respective directors or officers, in their capacities as such, to comply in all material respects with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

jj) Internal Controls and Procedures. Each of the Company and ICE maintains a system of internal accounting controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, since the end of ICE’s most recent audited fiscal year, there has been (i) no material weakness or significant deficiencies in ICE’s internal control over financial reporting (whether or not remediated) and (ii) no change in ICE’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, ICE’s internal control over financial reporting. There are no material weakness or significant deficiencies in the Company’s internal control over financial reporting (whether or not remediated).

kk) Disclosure Controls and Procedures. Each of the Company and ICE maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; and such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries or ICE and its subsidiaries, as applicable, is made known to the Company’s or ICE’s’, as applicable, principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

ll) Accuracy of Exhibits. There are no franchises, contracts or documents which are required to be described in the Registration Statement, the Disclosure Package, the Prospectus or

the documents incorporated by reference therein or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

mm) Merger. Except as disclosed in the Disclosure Package or the Prospectus, the Company and the Guarantors have no reason to believe that the Merger will not be consummated substantially in accordance with the description thereof in the Disclosure Package and the Prospectus, except for any modification thereof that is not materially adverse to the interest of the holders of the Notes.

Any certificate signed by an officer of the Company or the Guarantors and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company or such Guarantor, as applicable, to each Underwriter as to the matters set forth therein.

SECTION 2. Purchase, Sale and Delivery of the Notes.

a) The Notes. The Company agrees to issue and sell to the several Underwriters, severally and not jointly, all of the Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company (i) the aggregate principal amount of 2018 Notes set forth opposite their names on Schedule A at a purchase price of 99.1635% of the principal amount of the 2018 Notes and (ii) the aggregate principal amount of 2023 Notes set forth opposite their names on Schedules A at a purchase price of 98.4775% of the principal amount of the 2023 Notes, in each case payable on the Closing Date.

b) The Closing Date. Delivery of certificates for the Notes in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m., New York City time, on October 8, 2013, or such other time and date as the Underwriters and the Company shall mutually agree (the time and date of such closing are called the “Closing Date”).

c) Public Offering of the Notes. The Representatives hereby advise the Company and the Guarantors that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Notes as soon after the Execution Time as the Representatives, in their sole judgment, have determined is advisable and practicable.

d) Payment for the Notes. Payment for the Notes shall be made at the Closing Date by wire transfer of immediately available funds on behalf of the Company to the Escrow Agent.

It is understood that the Representatives have been authorized, for their own accounts and for the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes that the Underwriters have agreed to purchase. The Representatives may (but shall not be obligated to) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

e) Delivery of the Notes. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters the Notes at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Notes shall be in such denominations and registered in such names and denominations, and delivered to such person or persons, as required by the Depositary for book-entry securities pursuant to the DTC Agreement and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

SECTION 3. Covenants of the Company and the Guarantors.

Each of the Company and the Guarantors jointly and severally covenants and agrees with each Underwriter as follows:

a) Compliance with Securities Regulations and Commission Requests. Each of the Company and the Guarantors, subject to Section 3(b), will comply with the requirements of Rule 430B of the Securities Act, and will promptly notify the Representatives, and confirm the notice in writing, of (i) the effectiveness during the Prospectus Delivery Period (as defined below) of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. Each of the Company and the Guarantors will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such document. Each of the Company and the Guarantors will use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

b) Filing of Amendments. During such period beginning on the date of this Agreement and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Notes by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act (the “Prospectus Delivery Period”), each of the Company and the Guarantors will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the Securities Act), or any amendment, supplement or revision to the Disclosure Package or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

c) Delivery of Registration Statements. The Company or the Guarantors has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Notwithstanding the foregoing, the Company shall not be required to deliver conformed copies of the Registration Statement or any amendments thereto (or any exhibits or other documents filed therewith or incorporated by reference therein) to the extent such documents are available electronically through EDGAR.

d) Delivery of Prospectuses. The Company or the Guarantors will deliver to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter may reasonably request, and each of the Company and the Guarantors hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company or the Guarantors will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request. The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

e) Continued Compliance with Securities Laws. Each of the Company and the Guarantors will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company and the Guarantors, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of any law, the Company and the Guarantors will (1) notify the Representatives of any such event, development or condition and (2) promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such law, and the Company and the Guarantors will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

f) Blue Sky Compliance. Each of the Company and the Guarantors shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Notes and the Guarantees for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes. Notwithstanding the foregoing, the Company and the Guarantors shall not be required to qualify to transact business or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business. The Company and the Guarantors will advise the Representatives promptly upon becoming aware of the suspension of the qualification or registration of (or any such exemption relating to) the Notes or the Guarantees for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Company and the Guarantors shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Preliminary Prospectus and the Prospectus.

h) Depository. The Company will cooperate with the Underwriters and use its best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of the Depository.

i) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company and the Guarantors shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act.

j) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the Closing Date, each of the Company and the Guarantors will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or the Guarantors similar to the Notes or securities exchangeable for or convertible into debt securities similar to the Notes (other than as contemplated by this Agreement with respect to the Notes).

k) Final Term Sheet. The Company will prepare a final term sheet containing only a description of the Notes, in a form approved by the Underwriters and attached as Exhibit C hereto, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

l) Permitted Free Writing Prospectuses. Each of the Company and the Guarantors represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company or the Guarantors with the Commission or retained by the Company or the Guarantors under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Annex I to this Agreement and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. Any such free writing prospectus consented to or deemed to be consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Guarantors agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. Each of the Company and the Guarantors consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Notes and the Guarantees or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Notes and the Guarantees or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 3(k).

m) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period, either the Company or the Guarantors receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company or such Guarantor, as applicable, will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes and the Guarantees, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement of post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. Each of the Company and the Guarantors will take all other action necessary or appropriate to permit the public offering and sale of the Notes and the Guarantees to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company or the Guarantors has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

n) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Notes within the time required by and in accordance with Rule 456(b)(1) and 457(r) of the Securities Act.

o) No Manipulation of Price. Each of the Company and the Guarantors will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company or the Guarantors to facilitate the sale or resale of the Notes.

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company or the Guarantors of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Notes (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes, (iii) all fees and expenses of counsel to the Company or the Guarantors, independent public or certified public accountants and other advisors to the Company or the Guarantors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, the Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, the Escrow Agreement, the Indenture, the DTC Agreement, the Notes and the Guarantees, (v) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company, the Guarantors or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Notes and the Guarantees for offer and sale under the state securities or blue sky laws, and, if requested by the Representatives, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions (such fees and expenses not to exceed $20,000 in the aggregate), (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the FINRA of the terms of the sale of the Notes and the Guarantees, (vii) the fees and expenses of the Trustee and the Escrow Agent, including the reasonable fees and disbursements of counsel for the Trustee and Escrow Agent in connection with the Indenture, the Escrow

Agreement, the Notes and the Guarantees, (viii) any fees payable in connection with the rating of the Notes with the ratings agencies, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Notes by the Depository for “book-entry” transfer, (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, and (xi) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section. Except as provided in this Section 4 and Sections 7, 9 and 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Notes as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of each of the Company and the Guarantors set forth in Section 1 hereof as of the date hereof, as of the Initial Sale Time, and as of the Closing Date as though then made and to the timely performance by each of the Company and the Guarantors of its covenants and other obligations hereunder, and to each of the following additional conditions:

a) Effectiveness of Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters and the Company or the Guarantors shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form. The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

b) Company and ICE Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from Ernst & Young LLP, independent registered public accountants for the Company and ICE, a letter dated the date hereof addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives and containing statements and information of the type ordinarily included in accountants’ comfort letters with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.

c) Company and ICE Bring-down Comfort Letter. On the Closing Date, the Representatives shall have received from Ernst & Young LLP, independent public or certified public accountants for the Company and ICE, a letter dated such date, in form and substance reasonably satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (b) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

d) NYSE Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from PricewaterhouseCoopers LLP, independent registered public accountants for NYSE, a letter dated the date hereof addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives and containing statements and information of the type ordinarily included in accountants’ comfort letters with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.

e) NYSE Bring-down Comfort Letter. On the Closing Date, the Representatives shall have received from PricewaterhouseCoopers LLP, independent public or certified public accountants for NYSE, a letter dated such date, in form and substance reasonably satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (d) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

f) No Objection. If the Registration Statement and/or the offering of the Notes and the Guarantees has been filed with the FINRA for review, the FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

g) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change except as disclosed in the Disclosure Package (excluding any amendments or supplements thereto); and

(ii) there shall not have occurred any downgrading in or withdrawal of, nor shall any public announcement have been given of any intended or potential downgrading or withdrawal or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company, the Guarantors or any of their respective subsidiaries by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act.

h) Opinion of Counsel for the Company and the Guarantors. On the Closing Date, the Representatives shall have received the favorable opinion of Sullivan & Cromwell LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A.

i) Opinion of Counsel for the Underwriters. On the Closing Date, the Representatives shall have received the favorable opinion of Davis Polk & Wardwell LLP,

counsel for the Underwriters, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Underwriters.

j) Opinion of Counsel for the Company and the Guarantors. On the Closing Date, the Representatives shall have received the favorable opinion of Andrew J. Surdykowski, counsel for ICE, dated as of such Closing Date, the form of which is attached as Exhibit B.

k) Officers’ Certificate. On the Closing Date, the Representative shall have received a written certificate executed by the Chairman of the Board or the Chief Executive Officer or a Senior Vice President of ICE and the Chief Financial Officer or Chief Accounting Officer of ICE, dated as of such Closing Date, to the effect that:

(i) neither the Company nor the Guarantors has received a stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or, to their knowledge, threatened by the Commission;

(ii) neither the Company nor the Guarantors has received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form;

(iii) the representations, warranties and covenants of each of the Company and the Guarantors set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iv) each of the Company and the Guarantors has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

l) Escrow Agreement. The Company shall have, on or prior to the Closing Date, executed and delivered to the Underwriters an executed copy of the Escrow Agreement, deposited or caused to be deposited the Escrowed Property into the Escrow Account (other than the net proceeds from the sale of the Notes to be paid by the Underwriters pursuant to this Agreement), filed or caused to be filed any agreements, financing statements or other instruments to give the Trustee a valid, perfected first-priority security interest in the Escrowed Property and the Escrow Account (as contemplated by the terms of the Escrow Agreement), complied with the terms and provisions in the Escrow Agreement and provided such evidence as the Representatives may reasonably require of the foregoing.

m) Additional Documents. On or before the Closing Date, the Company shall have furnished to the Representatives such additional certificates and documents as the Representatives may reasonably request.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company and the Guarantors at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 7, 9, 10 and 18 shall at all times be effective and shall survive such termination.

SECTION 6. Obligations of the Company and the Guarantors on the Escrow Release Date. Concurrently with the release of the Escrowed Property on the Escrow Release Date, the Company and the Guarantors shall deliver to the Representatives executed copies of any certificates, evidence and documents delivered to the Escrow Agent confirming compliance with and satisfaction of the Escrow Release Conditions in accordance with the Escrow Agreement.

SECTION 7. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5 or 12, or if the sale to the Underwriters of the Notes on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Guarantors to perform any agreement herein or to comply with any provision hereof, the Company and the Guarantors agree to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Notes and the Guarantees, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 8. Effectiveness of this Agreement. This Agreement shall not become effective until the execution of this Agreement by the parties hereto.

SECTION 9. Indemnification.

(a) Indemnification of the Underwriters. Each of the Company and the Guarantors agrees, jointly and severally, to indemnify and hold harmless each Underwriter, its directors, officers, employees, affiliates and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such director, officer, employee, affiliate, agent or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company or the Guarantors), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Additional Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such director, officer, employee, affiliate, agent and controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such director, officer, employee, affiliate, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company and the Guarantors by any Underwriter through the Representatives expressly for use in the Registration Statement, any Additional Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 9(b) hereof. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company or the Guarantors may otherwise have.

(b) Indemnification of the Company and the Guarantors. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Company and the Guarantors, each of their directors, each of their officers who signed the Registration Statement and each person, if any, who controls the Company or the Guarantors within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, the Guarantors or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Additional Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company or the Guarantors by such Underwriter through the Representatives expressly for use therein; and to reimburse the Company, the Guarantors, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, the Guarantors, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and the Guarantors hereby acknowledges that the only information furnished to the Company or the Guarantors by any Underwriter through the Representatives expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the first paragraph under the capital “Underwriting—Commissions and Discounts” and the first two paragraphs under the caption “Underwriting—Short Positions” in the Preliminary Prospectus and the Prospectus. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 9 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, such indemnified party shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless: (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party; (ii) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party or any affiliate of the indemnifying party, and such indemnified party shall have reasonably concluded that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or such affiliate of the indemnifying party or (y) a conflict may exist between such indemnified party and the indemnifying party or such affiliate of the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by the Representatives and that all such reasonable fees and expenses shall be reimbursed as they are incurred). Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 10. Contribution. If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes and the Guarantees pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Notes or the Guarantees pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes and the Guarantees pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Notes as set forth on such cover. The relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors, on the one hand, or the

Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Notes underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 10, each director, officer, employee, affiliate and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company or the Guarantors, each officer of the Company or the Guarantors who signed the Registration Statement, and each person, if any, who controls the Company or the Guarantors with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Guarantors.

SECTION 11. Default of One or More of the Several Underwriters. If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportion to the aggregate principal amounts of such Notes set forth opposite their respective names on Schedule A bears to the aggregate principal amount of such Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase such Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase such Notes and the aggregate principal amount of such Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 9, 10 and 18 shall at all times be effective and shall survive such termination. In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 12. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company or the Guarantors if at any time (i) trading or quotation in any of the Company’s or the Guarantors’ securities shall have been suspended or limited by the Commission or the New York Stock Exchange, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity involving the United States, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Notes in the manner and on the terms described in the Disclosure Package or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change except as disclosed in the Disclosure Package (exclusive of any amendments or supplements thereto); or (v) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services. Any termination pursuant to this Section 12 shall be without liability of any party to any other party except as provided in Sections 4 and 7 hereof, and provided further that Sections 4, 7, 9, 10 and 18 shall survive such termination and remain in full force and effect.

SECTION 13. No Fiduciary Duty. Each of the Company and the Guarantors acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Underwriters, on the other hand, and each of the Company and the Guarantors is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or the Guarantors or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or the Guarantors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Guarantors on other matters) and no Underwriter has any obligation to the Company or the Guarantors with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Guarantors and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Company and the Guarantors has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantors and the several Underwriters with respect to the subject matter hereof. Each of the Company and the Guarantors hereby waives and releases, to the fullest extent permitted by law, any claims that each of the Company and the Guarantors may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 14. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Guarantors, of their officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or any person controlling the Underwriter, the Company or the Guarantors, the officers or employees of the Company or the Guarantors, or any person controlling the Company or the Guarantors, as the case may be or (B) acceptance of the Notes and payment for them hereunder and (ii) will survive delivery of and payment for the Notes sold hereunder and any termination of this Agreement.

SECTION 15. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Merrill Lynch, Pierce, Fenner & Smith

                                 Incorporated

50 Rockefeller Plaza

NY1-050-12-01

New York, NY 10020

Facsimile: 212-901-7881

Attention: High Grade Transaction Management/Legal

and

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, NC 28202

Facsimile: (704) 410-0326

Attention: Transaction Management

with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Facsimile: 212-701-5745

Attention: Richard A. Drucker

If to the Company, ICE or Baseball Merger Sub:

IntercontinentalExchange, Inc.

2100 RiverEdge Parkway, Suite 500

Atlanta, GA 30328

Facsimile: (770) 738-2106

Attention: Andrew J. Surdykowski

with a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Facsimile: (212) 291-9025

Attention: Catherine M. Clarkin, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the directors, officers, employees, affiliates, agents and controlling persons referred to in Sections 9 and 10, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Notes as such from any of the Underwriters merely by reason of such purchase.

SECTION 17. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 18. Governing Law Provisions; Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE.

Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 19. Trial by Jury. EACH OF THE COMPANY AND THE GUARANTORS (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS AND AFFILIATES) AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 20. Research Analyst Independence. Each of the Company and the Guarantors acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the Guarantors, their respective subsidiaries and/or the offering of the Notes and the Guarantees that differ from the views of their respective investment banking divisions. Each of the Company and the Guarantors hereby waives and releases, to the fullest extent permitted by law, any claims that the Company or the Guarantors may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Guarantors by such Underwriters’ investment banking divisions. Each of the Company and the Guarantors acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

SECTION 21. General Provisions. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterparty of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif” file) shall be effective as delivery of a manually executed counterpart thereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 9 and 10 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, the Guarantors, their respective affairs and their respective business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters. The parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Guarantors the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

IntercontinentalExchange Group, Inc.

By:	/s/ Scott A. Hill
	Name: Title:	Scott A. Hill Vice President and Chief Financial Officer

IntercontinentalExchange, Inc.

By:	/s/ Scott A. Hill
	Name: Title:	Scott A. Hill Senior Vice President and Chief Financial Officer

Baseball Merger Sub, LLC

By:	/s/ Scott A. Hill
	Name: Title:	Scott A. Hill Vice President and Chief Financial Officer of the sole member, IntercontinentalExchange Group, Inc.

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH

                             INCORPORATED

WELLS FARGO SECURITIES, LLC

        Acting as Representatives of the

        several Underwriters named in

        the attached Schedule A.

By:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ James Probert
Name: James Probert
Title: Managing Director

By:	Wells Fargo Securities, LLC

By:	/s/ John Scerri
Name: John Scerri
Title: Director

SCHEDULE A

Underwriters	Aggregate Principal Amount of 2018 Notes to be Purchased	Aggregate Principal Amount of 2023 Notes to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$156,510,000	$208,680,000
Wells Fargo Securities, LLC	156,510,000	208,680,000
BMO Capital Markets Corp.	78,240,000	104,320,000
Mitsubishi UFJ Securities (USA), Inc.	78,240,000	104,320,000
BBVA Securities Inc.	26,100,000	34,800,000
Deutsche Bank Securities Inc.	26,100,000	34,800,000
Fifth Third Securities, Inc.	26,100,000	34,800,000
Regions Securities LLC	26,100,000	34,800,000
U.S. Bancorp Investments, Inc.	26,100,000	34,800,000
Total	$600,000,000	$800,000,000

ANNEX I

Issuer Free Writing Prospectuses

Final Term Sheet dated October 1, 2013

Annex-1

ANNEX II

Additional Communication

Road show (Netroadshow) of the Company and the Guarantors relating to the offering of the Notes and the Guarantees dated September 9, 2013.

Road show (Netroadshow) of the Company and the Guarantors relating to the offering of the Notes and the Guarantees dated October 1, 2013.

Annex-2